EXHIBIT 10.14


            JOINT DEVELOPMENT AGREEMENT OF CITY-WIDE-AREA HIGH SPEED
           BROADBAND AND DATA TRANSMISSION SERVICES NETWORKS OF CHINA
             BETWEEN BIG SKY NETWORK CANADA LTD. AND JITONG NETWORK
                             COMMUNICATIONS CO. LTD.


This Agreement is made and entered into this 15th day of September 2000, by and between Big Sky Network Canada Ltd (the "Party A") and Jitong Network Communications Co., Ltd. (the "Party B").

Parry A' s Registered Address is:     2080, 440 2nd Avenue, SW, Calgary,
                                      Alberta, Canada

Party B' s Registered Address is:     East Wing 9th floor, Capital times square,
                                      NO.88
                                      West Changan Ave., Beijing P. R. China.
WHEREAS:

         Party A is a corporation duly registered under the laws of British Virgin Island and its headquarter is located at Calgary, Canada. Party A' s main businesses are to invest is the broadband network infrastructure, to develop and to construct broadband networks. Party A intends to co-operate with the cities of China and to invest and develop City-Wide-Area high speed broadband networks, in order to deliver multifunctional data transmission services over the broadband to cable subscribers.

         Parry B is a corporation duly registered under the laws of the People' s Republic China. The main business of Parry B is a communication service provider, the purpose of establishing information infrastructure and developing new services. Party B provide internet access to Party A and provide the transmission bandwidth .

         In November 1999, Party A and Pasty B had signed "The Memorandum of Understanding Concerning the Joint Development of City-Wide-Area High Speed Broadband and Data Transmission Services Networks of China". Based on the principle of mutual benefit and the spirit of friendship and cooperation, after a full discussion, the Parties agree that to develop digital data transmission has solid foundation for co-operation and enormous market potential. The Parties fully agree to continue the co-operation between the Parties, and, therefore, the Parties further agree as follows:

GENERAL PRINCIPLE

     1. Jointly develop digital data transmission services, based on the nation-wide City-Wide-Area integrated high-speed broadband networks (the "Data-Over-HFC System") invested by Party A.

     2. The Data-Over-HFC Systems are built by Contractual or Capital Joint Venture Companies that invested and controlled by Party A.


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     3.  All customers/subscribers connected to the Data-Over-HTC Systems are the registered users of Contractual or Capital Joint Venture Companies.

     4. The agreement (the "Service Agreement") should be signed between Party B and the Contractual or Capital Joint Venture Companies that invested and controlled by Party A.

     5. Party B has valid permit issued by the governmental authority of Infor-mation Industry to legally operate aforementioned business.

THE RESPONSIBILITY OF EACH PARTY

     1.  PARTY A

         (1) To ensure and guarantee Party B as the nationwide Provider of Internet Access Service to the Contractual or Capital Joint Venture Companies.

         (2) To coordinate with the JV Companies, in order to achieve the goals of this Agreement.

         (3) To ensure Contractual or Capital Joint Venture Companies trans-fer the service fee to the bank account designated by Party B.

     2.  PARTY B

         (1) To instruct and ensure that the branches of Party B to provide standard Internet access to the JV Companies that selected by Patty A.

         (2) To guarantee that the JV Companies be provided with the sufficient transmission bandwidth agreed by both Parties.

         (3) To provide technical support to the connections in accordance with the network design of the JV Companies.

         (4) To coordinate Party B' s branches as well as its agents and to ensure the technical support be provided to the JV Companies.

THE MUTUAL RESPONSIBILITIES OF THE PARTIES

     1. Under the permit of the of the industrial policies of the Government, both parties shall jointly discuss the possibilities of developing other Value-added Services.

     2.  To maximize the benefits for both Parties.

LIABILITIES

         The patties shall observe this Agreement, if any one is in breach of this Agreement, the other party shall have rights to terminate this Agreement. The default party should be responsible for the compensation to the party affected by the default from the default party.

THE DECLARATION

         Party A and Party B declare that this Agreement will be dominated by the laws of the People' s Republic of China. This Agreement does not cause the Parties to violate the laws and regulations of the People's Republic of China and/or other territories outside the people' s Republic of China.

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GENERAL

     1.  CONFIDENTIALITY

         This Agreement is strictly confidential to both parties. Neither Parry shall disclose the contents of this Agreement to any person or a third party without prior written consent of the other Party.

     2.  PARTY A' S PROMISE

         Party A (including Party A' s company, network and agents) promises that without the consent in writing by Party B, Party A shall not carry out any commercial promotion activities in any form.

     3.  TERM OF THIS AGREEMENT

         The term of this Agreement is three (3) years from the date of signing of this Agreement. This Agreement should be extended automatically for another three (3) years, unless one party informs the other party to terminate this agreement in writing three (3) months prior to the expiration date of this agreement.

     4.  LANGUAGE

         This Agreement shall be written in English and the Chinese languages. The inquiry of this Agreement should be decided with the Chinese languages. Every set of this Agreement shall hold two (2) copies in each language.

ARBITRATION

     All disputes or divergences in connection with this contract or the execution thereof shall be settled through friendly negotiation. Should no settlement be reached through negotiation, the disputes or divergences shall be submitted to the Foreign Economic and Trade Arbitration Commission of the China Council,in accordance with its then current arbitration rules. The arbitral award shall be final and binding upon both parties. The place of arbitration is in Beijing.



Party A                                         Party B

Big Sky Network Canada LTD.                     Jitong Network Communications
                                                Co., LTD.

Authorized Representative:                      Authorized Representative:

/s/ DAMING YANG                                /s/ NING XIANFU
    -----------------------                        ---------------------------
    Daming Yang                                    Ning Xianfu
    Title: President                               Title: Deputy General Manager

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